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                                                                  EXHIBIT 99.1



CCA
(CORRECTIONS CORPORATION OF AMERICA LOGO)


CONTACT: KARIN DEMLER, (615) 263-3005

                  CORRECTIONS CORPORATION OF AMERICA ANNOUNCES
                  UNDERWRITERS EXERCISE OF OVERALLOTMENT OPTION

Nashville, Tenn., May 5, 2003 - Corrections Corporation of America (NYSE: CXW) today announced that the overallotment option to purchase 1,140,000 additional shares of common stock in a registered common stock offering has been exercised in full. The Company will not receive any proceeds from the sale of the overallotment shares as all such shares are being sold by a selling stockholder.

The common stock offering is being underwritten by Lehman Brothers Inc., UBS Warburg LLC, SG Cowen Securities Corporation, First Analysis Securities Corporation, BB&T Capital Markets and Morgan Joseph & Co., Inc.

Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting Lehman Brothers Inc., c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island, Edgewood, New York 11717, or by calling 631-254-7106.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of the Company.